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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF ALLEGIANCE TELECOM, INC.

Allegiance Telecom of Arizona, Inc., a Delaware corporation

Allegiance Telecom of California, Inc., a Delaware corporation

Allegiance Telecom of Colorado, Inc., a Delaware corporation

Allegiance Telecom of The District of Columbia, Inc., a Delaware corporation

Allegiance Telecom of Florida, Inc., a Delaware corporation

Allegiance Telecom of Georgia, Inc., a Delaware corporation

Allegiance Telecom of Illinois, Inc., a Delaware corporation

Allegiance Telecom of Indiana, Inc., a Delaware corporation

Allegiance Telecom of Maryland, Inc., a Delaware corporation

Allegiance Telecom of Massachusetts, Inc., a Delaware corporation

Allegiance Telecom of Michigan, Inc., a Delaware corporation

Allegiance Telecom of Minnesota, Inc., a Delaware corporation

Allegiance Telecom of Missouri, Inc., a Delaware corporation

Allegiance Telecom of Nevada, Inc., a Delaware corporation

Allegiance Telecom of New Jersey, Inc., a Delaware corporation

Allegiance Telecom of New York, Inc., a Delaware corporation

Allegiance Telecom of North Carolina, Inc., a Delaware corporation

Allegiance Telecom of Ohio, Inc., a Delaware corporation

Allegiance Telecom of Oklahoma, Inc., a Delaware corporation

Allegiance Telecom of Oregon, Inc., a Delaware corporation

Allegiance Telecom of Pennsylvania, Inc., a Delaware corporation

Allegiance Telecom of Texas, Inc., a Delaware corporation

Allegiance Telecom of Virginia, Inc., a Virginia corporation

Allegiance Telecom of Washington, Inc., a Delaware corporation

Allegiance Telecom of Wisconsin, Inc., a Delaware corporation

Allegiance Telecom Company Worldwide, a Delaware corporation

Allegiance Telecom International, Inc., a Delaware corporation

Allegiance Telecom Purchasing Company, a Delaware corporation

Allegiance Telecom Service Corporation, a Delaware corporation

ALGX Business Internet, Inc., a Delaware corporation

Adgrafix Corporation, a Delaware corporation

Coast to Coast Telecommunications, Inc., a Delaware corporation

Hosting.com, Inc., a Delaware corporation

InterAccess Telecommunications Co., an Illinois corporation

Allegiance Internet, Inc., a Delaware corporation

Jump.Net, Inc., a Delaware corporation

Virtualis Systems, Inc., a California corporation

Shared Technologies Allegiance, Inc., a Delaware corporation